EXHIBIT 99.1

N E W S B U L L E T I N		RE: PEERLESS SYSTEMS CORPORATION 2381 Rosecrans Avenue El Segundo, CA 90245 Nasdaq: PRLS
F RB	From:
WEBBER SHANDWICK FINANCIAL COMMUNICATIONS

FOR FURTHER INFORMATION:

At The Company:	At FRB | Weber Shandwick:
William Neil	James Hoyne	Scott Malchow
Chief Financial Officer	General Information	Investor/Analyst Information
(310) 297-3146	(310) 407-6546	(310) 407-6505

FOR IMMEDIATE RELEASE
December 3, 2002

PEERLESS SYSTEMS REPORTS REVENUE INCREASE, PROFIT,
POSITIVE CASH FLOW FOR FISCAL 2003 THIRD QUARTER

Selected Third-Quarter Highlights:

•	Revenues up year-over-year and sequentially
•	Profitable performance versus losses in FY 2003 Q2 and FY 2002 Q3
•	Gross margin jumps to 64.0% from 59.8% in FY 2002 Q3
•	Cash and investments increase by $1 million during the quarter to $16.4 million
•	Strong interest in Sierra high-performance color architecture
•	Guidance raised for FY 2003 Q4; initial guidance provided for FY 2004

El Segundo, Calif., December 3, 2002 – Peerless Systems Corporation (Nasdaq: PRLS), a provider of imaging and networking systems to the digital document markets, today reported financial results for the third quarter and first nine months of fiscal year 2003.

Third-Quarter Revenues Ahead of Target
For the third fiscal quarter ended October 31, 2002, the Company reported revenues of $7.8 million, a 1.2 percent increase from $7.7 million for the same quarter of fiscal 2002, and a sequential increase of 9.6 percent from $7.1 million reported in the previous quarter. During the quarter, the Company signed a $5 million block license agreement and a $400,000 license agreement, with Peerless recognizing $1.5 million and $121,000 in revenue, respectively, in the quarter. The increase in engineering services revenues was a result of completing a development contract ahead of schedule. The Company also benefited from continuing strong sales of its ASIC devices.

Engineering services’ contract backlog was $0.6 million at October 31, 2002, compared with $1.5 million at July 31, 2002, and $0.7 million at October 31, 2001. As of October 31, 2002, the Company had $6.4 million in licensing agreements to be recognized over the next four quarters, compared with $4.4 million as of July 31, 2002, and $4.3 million as of October 31, 2001.

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FRB | Weber Shandwick serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and is receiving compensation therefor.
The information contained herein is furnished for informational purposes only and is not to be construed as an offer to buy or sell securities.

Peerless Systems Corporation

Margin Enhancement Generates Profit
Gross margin for the third quarter improved significantly to 64.0 percent from 59.8 percent for the same quarter of the previous fiscal year, and 57.6 percent in the second quarter of fiscal year 2003. The improvement in gross margin was largely the result of the engineering services project that was completed early and under previously estimated costs, and which drove down the cost of goods sold for the engineering services.

Third-quarter research and development expenses decreased 6.7 percent to $2.3 million, or 29.4 percent of revenues, from the previous quarter’s expenses of $2.4 million, or 34.5 percent of revenues. The decline was the result of a decreased level of outside development costs associated with the Company’s high-performance color products and a reduction in contract labor use. Sales and marketing expenses in the third fiscal quarter were $1.1 million, or 14.7 percent of revenues, compared with the previous fiscal quarter’s $1.1 million, or 15.6 percent of revenues. General and administrative expenses for the quarter were $1.2 million, or 15.5 percent of revenues, which decreased from $1.6 million, or 22.2 percent of revenues, reported for the second quarter of fiscal year 2003. The second quarter’s general and administrative expenses included a write-off of approximately $700,000 for a reduction in office space located at the Company’s headquarters, partially offset by a recovery of legal expenses.

Peerless posted a profit compared with losses in the third quarter of fiscal 2002 and this fiscal year’s second quarter. Net income was $180,000, or $0.01 per share, compared with a net loss of $2.7 million, or $0.18 per share, for the third quarter of fiscal 2002, and a net loss of $1.2 million, or $0.08 per share, for the prior quarter.

Financial Performance Drives Positive Cash Flow
At October 31, 2002, days sales outstanding (DSO) for receivables and unbilled were 42, compared with DSOs of 52 at July 31, 2002. The Company had total assets of $24.1 million. This included cash and investments of $16.4 million, compared with $14.7 million as of January 31, 2002. Stockholders’ equity totaled $15.7 million.

Product Family Expansion to Drive Future Results
“We are very pleased to report these results, which exceeded our expectations,” said Howard Nellor, President and Chief Executive Officer of Peerless Systems Corporation. “We managed our expenses well, our revenues came in higher than expected and our gross margin improvement was exceptional. We are also seeing the direct benefits of our improved marketing organization as we focus our resources on developing exciting additions to our product family.”

Mr. Nellor noted that Steve Robinson, Peerless’ new vice president of marketing, was an important addition to the management team. “Steve has begun to refresh our marketing strategy and develop new relationships. He has a proven track record in the office automation industry, and will be instrumental in implementing our channel strategy,” he added.

Mr. Nellor continued, “Over the course of the quarter, we introduced an innovative, high-performance color controller Application Program Interface that we expect will open new opportunities because of its appeal to OEMs, VARs, resellers and third-party developers.

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Peerless Systems Corporation

“We continue to be enthusiastic about our high-performance color architecture, and our enthusiasm was affirmed when we demonstrated Sierra at recent trade shows. Sierra generated a high level of interest that exceeded our high expectations and makes us optimistic that we could see a design win as early as this quarter with licensing revenues expected around the fourth quarter of fiscal 2004. After that initial design win, our goal is to have one Sierra design win quarterly.”

Nine-Month Results
For the nine months ended October 31, 2002, revenues were $23.5 million, an 8.0 percent increase from $21.7 million reported for the same period of the prior fiscal year. The increase from the year-ago period was due primarily to higher product licensing fees.

Gross margin for the nine months ended October 31, 2002, improved to 60.2 percent from 50.8 percent for the same period of the previous fiscal year. Research and development expenses declined to $7.2 million, or 30.9 percent of revenues, from the previous nine-month period’s $10.3 million, or 47.4 percent of revenues. The decrease was primarily a result of the divestiture of the Company’s Netreon storage operation. Sales and marketing expenses in the recent nine-month period were $3.3 million, or 14.2 percent of revenues, lower than the year-ago nine-month period’s $4.4 million, or 20.3 percent of revenues. General and administrative expenses were $4.1 million, or 17.3 percent of revenues, which decreased from $6.2 million, or 28.3 percent of revenues, reported for the fiscal 2002 nine-month period.

The net loss for the first nine months of fiscal 2003 narrowed to $404,000, or $0.03 per share, compared with a net loss of $8.5 million, or $0.57 per share, for the first nine months of last fiscal year.

Guidance
According to William Neil, vice president and chief financial officer, Peerless expects to sign an annual license agreement of Peerless intellectual property comparable to last year’s $2.0 million annual license agreement with the same OEM, together with two quarterly license agreements for recently introduced products totaling approximately $0.9 million in the fourth quarter fiscal 2003. With these anticipated license agreements, the Company expects to be profitable on a sequential revenue increase for the fourth quarter with gross margin above 70 percent, and with operating expenses approximately 30 percent below fiscal 2002 levels mostly as a result of the Netreon divestiture. The Company expects to end the fiscal year with cash and investments above $15 million, up from previous estimates of $13 million. Previously, Peerless anticipated a decline in sequential fourth-quarter revenues and a per-share loss of $0.02 to $0.05.

If the annual license agreement referred to above is not signed this quarter, the OEM would pay on a per unit basis with the revenues being recognized on a quarterly basis next fiscal year. This year’s fourth quarter revenues, profitability and year-end cash position would then be negatively impacted by an amount in excess of $2.0 million.

As to Peerless’ revenue and profit expectations for fiscal 2004, Mr. Neil pointed out that while the one-time annual license agreement fee will boost fiscal 2003 fourth quarter results if it is timely signed, it will result in a tough comparable for the following first quarter. Fiscal 2004 first quarter revenues should be down approximately 35 percent to 40 percent. Going forward from the first quarter of fiscal 2004, subject to the timing of block licensing renewals and Sierra design wins, the

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Peerless Systems Corporation

Company expects that revenues will rebound in the second quarter to around the $7 million level. After the second quarter the Company expects to see revenues to continue to increase as a result of the launching of Sierra products into the marketplace and from the penetration of new channels and geographical markets. Should Peerless achieve the expected design wins and successfully launch Sierra into the sales channel marketplace, Peerless believes it will reach sustained profitably by the end of the fiscal 2004 fourth quarter.

Peerless Systems Conference Call
Company management will hold a conference call to discuss its third-quarter and nine-month fiscal 2003 results today at 5:00 p.m. Eastern/2:00 p.m. Pacific. Investors are invited to listen to the call live via the Internet at www.peerless.com. Please go to the web site at least 15 minutes early to register, download, and install any necessary audio software. A replay of the webcast will be available for 30 days.

About Peerless Systems Corporation
Peerless Systems Corporation, headquartered in El Segundo, California, is a provider of imaging and networking systems to the digital document markets. Digital document products include printers, copiers, fax machines, scanners and color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. Embedded networking systems supply the core software technologies to digital document products that enable them to communicate over local area networks and the Internet.

For more information, visit the Company’s Web site at www.peerless.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements prompted by, qualified by or made in connection with such words as “believes,” “continue to be enthusiastic,” “developing exciting additions,” “does not expect to,” “expansion to drive future results,” “expects to,” “implementing our channel strategy,” “makes us optimistic,” “new,” “now expects to be profitable,” “on returning to sustained profitability,” “our goal is,” “over the course,” “raised its guidance,” “to be recognized,” “should achieve,” “we focus our resources,” “we could see,” “we expect,” “will rebound,” “ will be instrumental,” “will result,” “will reach,” and words of similar substance signal forward-looking statements. Likewise, the use of such words in connection with or related to any discussion of or reference to the Company’s future business operations, opportunities or financial performance sets apart forward-looking statements

In particular, statements regarding the Company’s outlook for future business, financial performance and growth, including revenue and cash balances, both quarterly, annually and from specific sources, profit, spending, including spending on research and development efforts, costs, margins and the Company’s cash position, as well as statements regarding expectations for the embedded imaging market, new product development and offerings, customer demand for the Company’s products and services, market demand for products incorporating the Company’s technology, future prospects of the Company, and the impact on future performance of organizational and operational changes; all constitute forward-looking statements.

These forward-looking statements are just estimations based upon the information available to the Company at this time. Thus they involve known and unknown risks and uncertainties such that actual results could differ materially from those set forth in the forward-looking statements made in this Release. Risks and uncertainties include, but are not limited to: a) changes in the marketplaces in which the Company offers its products; b) the failure of Peerless’ business strategy for the rendering of complex color images on a high speed virtual engine (high performance color products) to produce the desired financial results; c) the failure of Peerless to maintain its margins due to changes in its business model in reaction to competitive pressures; d) the delay in or the non-acceptance by the market of new product and technology offerings; e)

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Peerless Systems Corporation

the inability of the Company to retain and attract the technical talent to compete effectively in the marketplace for imaging; f) the failure of Peerless’ markets to achieve anticipated growth rates; g) unfavorable economic conditions resulting in decreased demand for original equipment manufacturers’ (“OEMs”) products using Peerless’ technology, making it difficult for the Company to obtain new licensing agreements; h) OEMs’ determinations not to proceed with development of products using Peerless’ current and new technology and product offerings due to, among other things, changes in the demand for anticipated OEM products, age of Peerless’ technology, concerns about Peerless’ financial position and Peerless’ competitors offering alternative solutions; i) Peerless’ competitors coming to market with new products or alternative solutions that are superior or available at a lower cost or earlier than anticipated or believed to be possible; j) the markets in imaging and networking may not grow to anticipated levels; k) the costs associated with the development and marketing of products for imaging and networking may be higher than currently forecasted; l) changes in demand for the Company’s products and services based on market conditions and the competitiveness of Peerless’ products from both technological and pricing perspectives; m) the Company’s inability to maintain or further improve operating efficiencies or to further streamline operations; n) the impact on the Company’s financials of any future need to expand the organization to meet customer or market demands; o) continuing unfavorable world-wide economic conditions exacerbated by the terrorist attacks on the worldwide business and the financial infrastructure; p) incremental costs of operations arising out of the change in the law (Sarbanes-Oxley Act of 2002) regarding corporate governance, financial disclosure, auditor independence, corporate fraud and the accounting profession in general, and q) other factors affecting Peerless’ business and the forward-looking statements set forth herein, which risks and uncertainties are described more fully from time to time in Peerless’ public filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K for the year ending January 31, 2002 in the Section called Risks and Uncertainties at pages 28 through 38, inclusive, filed on May 1, 2002, and the Company’s most recent Quarterly Report on Form 10-Q for the quarter ending July 31, 2002 in the Section called Risks and Uncertainties at pages 16 through 26, inclusive, filed on September 16, 2002.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

Financial Tables Follow

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Peerless Systems Corporation

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,
	2002		2001
Revenues:
Product licensing	$5,556	71.5%	$6,078	79.1%
Engineering services and maintenance	1,589	20.4%	1,603	20.9%
Other	631	8.1%	5	0.1%

Total revenues	7,776	100.0%	7,686	100.0%

Cost of revenues:
Product licensing	1,875	24.1%	1,605	20.9%
Engineering services and maintenance	586	7.5%	1,484	19.3%
Other	342	4.4%	4	0.1%

Total cost of revenues	2,803	36.0%	3,093	40.2%

Gross margin	4,973	64.0%	4,593	59.8%

Operating expenses:
Research and development	2,285	29.4%	3,621	47.1%
Sales and marketing	1,140	14.7%	1,541	20.0%
General and administrative	1,209	15.5%	1,634	21.3%

Total operating expenses	4,634	59.6%	6,796	88.4%

Income (loss) from operations	339	4.4%	(2,203)	-28.7%
Interest income, net	92	1.1%	175	2.3%

Income (loss) before income taxes	431	5.5%	(2,028)	-26.4%
Provision for income taxes	251	3.2%	685	8.9%

Net income (loss)	$180	2.3%	$(2,713)	-35.3%

Income (loss) per share—basic	$0.01		$(0.18)

Income (loss) per share—diluted	$0.01		$(0.18)

Weighted average common shares outstanding—basic	15,295		15,099

Weighted average common shares outstanding—diluted	15,598		15,099

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Peerless Systems Corporation

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended October 31,

	2002		2001
Revenues:
Product licensing	$18,117	77.2%	$15,683	72.2%
Engineering services and maintenance	4,214	18.0%	4,772	22.0%
Other	1,136	4.8%	1,274	5.9%

Total revenues	23,467	100.0%	21,729	100.0%

Cost of revenues:
Product licensing	6,565	28.0%	5,208	24.0%
Engineering services and maintenance	2,164	9.2%	4,717	21.7%
Other	612	2.6%	761	3.5%

Total cost of revenues	9,341	39.8%	10,686	49.2%

Gross margin	14,126	60.2%	11,043	50.8%

Operating expenses:
Research and development	7,236	30.9%	10,305	47.4%
Sales and marketing	3,334	14.2%	4,409	20.3%
General and administrative	4,064	17.3%	6,155	28.3%

Total operating expenses	14,634	62.4%	20,869	96.0%

Loss from operations	(508)	-2.2%	(9,826)	-45.2%

Other income	—	0.0%	2,320	10.7%
Interest income, net	313	1.4%	623	2.9%

Total other income	313	1.4%	2,943	13.5%

Loss before income taxes	(195)	-0.8%	(6,883)	-31.7%
Provision for income taxes	209	0.9%	1,621	7.5%

Net loss	$(404)	-1.7%	$(8,504)	-39.1%

Loss per share—basic and diluted	$(0.03)		$(0.57)

Weighted average common shares outstanding—basic and diluted	15,276		15,009

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Peerless Systems Corporation

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	October 31, 2002	January 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,008	$11,030
Restricted cash	20	—
Short-term investments	918	508
Trade accounts receivable, net	3,605	5,158
Unbilled receivables	197	160
Prepaid expenses and other current assets	801	537

Total current assets	18,549	17,393
Investments	2,453	3,116
Property and equipment, net	2,467	4,038
Other assets	596	387
Total assets	$24,065	$24,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$654	$742
Accrued wages	839	1,033
Accrued compensated absences	694	675
Other current liabilities	3,249	2,482
Deferred revenue	1,306	1,827

Total current liabilities	6,742	6,759
Other tax liabilities	1,250	2,060
Deferred rent	420	121

Total liabilities	8,412	8,940

Stockholders’ equity:
Common stock	15	15
Additional paid-in capital	48,852	48,789
Accumulated deficit	(33,101)	(32,697)
Treasury stock	(113)	(113)

Total stockholders’ equity	15,653	15,994

Total liabilities and stockholders’ equity	$24,065	$24,934

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